Exhibit 99.1

Oncothyreon Announces Corporate Name Change to Cascadian Therapeutics (NASDAQ: CASC)

Seattle, WA – June 8, 2016 – Oncothyreon Inc. (NASDAQ: ONTY), a clinical-stage biopharmaceutical company, today announced that the Company is changing its name to Cascadian Therapeutics, Inc. and will trade on the NASDAQ Global Select Market under the new ticker symbol “CASC,” effective at market open on June 9, 2016.

The new name reflects the change in the Company’s focus from therapeutic vaccines to advancing targeted treatments for cancer. The Company’s lead product candidate, ONT-380, is an orally bioavailable, highly selective small molecule HER2 inhibitor being developed as a combination therapy to treat HER2+ advanced or metastatic breast cancer.

“We chose to implement a new name to emphasize our organization’s transformation and vision for the future,” said Scott Myers, President and CEO of Cascadian Therapeutics. “By incorporating the imagery of the Cascade Mountains, our goal was to highlight our Company’s heritage, but more importantly, to underscore our transition away from therapeutic vaccines to developing innovative targeted therapies for cancers, with a lead indication for metastatic HER2+ breast cancer. HER2CLIMB, our Phase 2 randomized, double-blind, placebo-controlled trial, was also named in the spirit of our mission to improve outcomes in this disease. We look forward to providing an update on this important program at our upcoming R&D Day.”

On June 14th at 2 p.m. Eastern, the Company will present updated data from the ongoing “Triplet” Phase 1b trial, in addition to the future product development plans for ONT-380, at the Company’s R&D Day in New York City. The webcast will be available on the Events and Presentations Page of the Company’s website at www.cascadianrx.com.

No action is required by stockholders with respect to the name change. The Company’s common stock has been assigned a new CUSIP number of 14740B 101 in connection with the name change. Outstanding stock certificates are not affected by the name change and will not need to be exchanged.

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company specializing in developing innovative therapeutic product candidates for the treatment of cancer. Our goal is to discover, develop and commercialize novel compounds that have the potential to improve the lives and outcomes of cancer patients. Our most advanced product candidate is ONT-380, an orally active and selective small molecule HER2 inhibitor. For more information, visit www.cascadianrx.com.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding clinical development activities and potential benefits of its product candidates.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Additional Information

Additional information relating to Cascadian Therapeutics can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Investor Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@cascadianrx.com

Tricia Truehart

The Trout Group

646-378-2953

ttruehart@troutgroup.com

Media Contact:

Amy Bonanno

BMC Communications

646-513-3117

abonanno@bmccommunications.com

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